Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and to the incorporation by reference of our report dated March 1, 2021 with respect to the financial statements of YieldStreet Prism Fund Inc. as of and for the year ended December 31, 2020 in this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-228959).

/s/ Ernst & Young LLP

New York, NY
March 26, 2021